SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

PETRO RIVER OIL CORP.

(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

205 East 42nd Street, Fourteenth Floor New York, New York 10017
(Address of principal executive offices)

(469) 828-3900
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Petro River Oil Corp. (the “Company”) today issued a press release regarding a memorandum released by Horizon Energy Partners, LLC (“Horizon”) on December 18, 2015 (the “Horizon Memorandum”) regarding Horizon’s development progress of two separate oil and gas interests comprising approximately 28,000 acres in the Dorset area of Southern England. The Company is currently a party to a conditional purchase agreement, pursuant to which the Company may acquire a 20% interest in Horizon. The Company previously disclosed the terms and conditions of the Horizon conditional purchase agreement in the Current Report on Form 8-K, filed on December 7, 2015. A copy of the Company’s press release and Horizon’s memorandum are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

In accordance with General Instruction B.2 for Form 8-K, the information in this Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.

Item 8.01 Other Events.

See Item 7.01.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: December 21, 2015	By:	/s/ Scot Cohen
Scot Cohen
Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 21, 2015
99.2	Horizon Energy Partners, LLC Memorandum, dated December 18, 2015